Exhibit 99.1

The Reader’s Digest Association, Inc. Announces Commencement of Tender Offer to Purchase up to $60,660,000 of Floating Rate Senior Secured Notes Due 2017

NEW YORK, May 17, 2012 /PRNewswire/ — The Reader’s Digest Association, Inc. (“RDA”), the global, multi-brand and multi-platform media and direct marketing company, announced today that it has commenced a cash tender offer (the “Asset Sale Offer”) to purchase up to $60,660,000 of its Floating Rate Senior Secured Notes due 2017 (the “Notes”) at a purchase price of 95% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

The Asset Sale Offer will expire on June 14, 2012 at midnight, New York City time, unless extended by RDA, in its sole discretion. Tenders of the Notes must be made on or prior to the expiration of the Asset Sale Offer and may be withdrawn at any time on or prior to the expiration of the Asset Sale Offer.

The Asset Sale Offer is being made as a result of RDA’s sale of its Allrecipes.com business.  That sale constituted an “asset sale” under the indenture governing the Notes and the source of funds is cash proceeds received by RDA in connection with that sale.

The Asset Sale Offer is being made pursuant to an Offer to Purchase, dated May 17, 2012, and related documents (collectively, the “Offer Documents”), which set forth the complete terms and conditions of the Asset Sale Offer. The Asset Sale Offer is made only by and pursuant to the terms set forth in the Offer Documents, and the information in this press release is qualified by reference to those documents. Subject to applicable law, RDA may amend, extend or terminate the Asset Sale Offer.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL NOTES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH, OR TO ANY PERSONS TO WHOM, SUCH OFFERING, SOLICTATION OR SALE WOULD BE UNLAWFUL.

THE ASSET SALE OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER DOCUMENTS THAT RDA WILL BE DISTRIBUTING TO ITS NOTEHOLDERS AND NOTEHOLDERS SHOULD READ CAREFULLY THE OFFER DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE ASSET SALE OFFER.  NOTEHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE ASSET SALE OFFER.

About The Reader’s Digest Association, Inc.

The Reader’s Digest Association is a global media and direct marketing company that educates, entertains and connects more than 140 million consumers around the world with products and services from trusted brands. With offices in 44 countries, the company reaches customers in 78 countries, publishes 75 magazines, including 49 editions of Reader’s Digest, the world’s largest-circulation magazine, operates 62 branded websites and sells 30 million books, music and video products across the world each year. Further information about the company can be found at www.rda.com.

Forward-looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including, without limitation, statements about our operations, financial condition and liquidity, strategies, business initiatives, prospects, expectations regarding future events and our financial performance and the development of the industry in which we operate, are forward-looking statements that involve certain risks and uncertainties. While these statements represent the Company’s current judgment on what the future may hold, and the Company believes these judgments are based upon reasonable assumptions, these statements are not guarantees of any events or financial results, and the company’s actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include those risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

You should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Investor Relations Contact: Bryan Berndt, 646-293-6054, bryan.berndt@rd.com

Media Contact: Susan Russ, 646-293-6189, susan.russ@rd.com